Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Rogue Wave Software, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2003 filed with the Securities and Exchange Commission (the “Report”), I, Kathleen E. Brush, Chief Executive Officer and interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 13, 2003	/s/ KATHLEEN E. BRUSH

Kathleen E. Brush
President, Chief Executive Officer and interim Chief Financial Officer